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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 6, 2009, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of DTS, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of DTS, Inc. on Form S-8 (File No. 333-107046, effective July 15, 2003, File No. 333-129606, effective November 9, 2005, File No. 333-136519, effective August 11, 2006 and File No. 333-152995, effective August 13, 2008).

/s/ GRANT THORNTON LLP
San Diego, California
March 6, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM